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                               CONSENT OF COUNSEL

                                AIM GROWTH SERIES


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for the retail and institutional classes of AIM Growth Series, which are included in Post-Effective Amendment No. 58 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-57526), and Amendment No. 54 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2699), on Form N-1A of AIM Growth Series.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
April 25, 2005